Exhibit 4.3

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of ECD’s securities. The following summary does not purport to be complete and is subject to the Second Amended and Restated Certificate of Incorporation, the Certificate of Designation of the Series A Convertible Preferred Stock, Second Amended and Restated Bylaws, the Certificate of Designation of the Series B-1 Convertible Preferred Stock, the Certificate of Designation of the Series C Convertible Preferred Stock, the Common Shares Warrant, and the Preferred Shares Warrant, and the amended and restated bylaws and the provisions of applicable law. A copy of the Second Amended and Restated Certificate of Incorporation, the Certificate of Designation of the Series A Convertible Preferred Stock, Second Amended and Restated Bylaws, the Certificate of Designation of the Series B-1 Convertible Preferred Stock, the Certificate of Designation of the Series C Convertible Preferred Stock, the Common Shares Warrant, and the Preferred Shares Warrant are attached as Exhibit 3.3, Exhibit 3.4, Exhibit 3.6, Exhibit 3.7, Exhibit 3.8, Exhibit 4.1, and Exhibit 4.2 to this prospectus, respectively. The stockholders are encouraged to read the applicable provisions of the DGCL, the Second Amended and Restated Certificate of Incorporation, the Certificate of Designation of the Series A Convertible Preferred Stock, Second Amended and Restated Bylaws, the Certificate of Designation of the Series B-1 Convertible Preferred Stock, the Certificate of Designation of the Series C Convertible Preferred Stock, the Common Shares Warrant, and the Preferred Shares Warrant in their entirety for a complete description of the rights and preferences of ECD’s securities following the Business Combination.

Authorized and Outstanding Stock

We are a Delaware company and our affairs are governed by its certificate of incorporation, as amended and restated from time to time, and the Delaware General Corporation Law, which we refer to as the “DGCL” or “Delaware Law” below, and the common law of the State of Delaware. The Amended Charter authorizes the issuance of (i) 1,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

ECD’s Series A Convertible Preferred Stock

In connection with the Closing of the Business Combination, ECD filed the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.4, designating a number of shares of “Series A Convertible Preferred Stock” of ECD. The authorized number of Series A Convertible Preferred Stock is Fifty Four Thousand, Eight Hundred and Nineteen (54,819) shares. Such shares of Series A Convertible Preferred Stock shall have all of the rights, preferences and privileges set forth in the Certificate of Designations as more fully described below.

Rank

The Series A Convertible Preferred Stock ranks senior to all shares of ECD Common Stock, and to all other classes or series of capital stock of ECD (such junior stock is referred to herein collectively as “Junior Stock”) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of ECD.

Dividend Rights

From and after the first date of issuance of any initial shares of Series A Convertible Preferred Stock (the “Initial Issuance Date”) and prior to the date of the initial exercise of the Preferred Warrants (the “Initial Preferred Warrant Exercise Date”), unless a triggering event has occurred and is continuing, holders of Series A Convertible Preferred Stock shall not be entitled to dividends. From and after the Initial Preferred Warrant Exercise Date, dividends on the Series A Convertible Preferred Stock shall commence accruing and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for on the first trading day of each fiscal quarter (each, an “Dividend Date”). Dividends shall be payable on each Dividend Date, to each record holder of Series A Convertible Preferred Stock on the applicable Dividend Date, in shares of ECD Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure; provided however, that ECD may, at its option following notice to each holder, pay dividend on any Dividend Date in cash (“Cash Dividend”) or in a combination of Cash Dividend and Dividend Shares.

Liquidation Preference

In the event of a liquidation, dissolution or winding-up of ECD, whether voluntary or involuntary, the stockholders of Series A Convertible Preferred Stock shall be entitled to receive in cash out of the assets of ECD, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity stock then outstanding, an amount per share of Series A Convertible Preferred Stock equal to the sum of (i) the Black Scholes Value (as defined in the Common Warrants) with respect to the outstanding portion of all Common Warrants held by such holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount (as defined below) of such Series A Convertible Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Convertible Preferred Stock into ECD Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the holders and holders of shares of parity stock, then each holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series A Convertible Preferred Stock and all holders of shares of parity stock.

Conversion and Redemption Rights

At any time after the Business Combination, each stockholder shall be entitled to convert any portion of the outstanding Series A Convertible Preferred Stock held by such stockholder into validly issued, fully paid and non-assessable shares of ECD Common Stock. The number of shares of ECD Common Stock issuable upon conversion of any Series A Convertible Preferred Stock shall be determined by dividing (i) the Conversion Amount (as defined in the Certificate of Designation) of such Series A Convertible Preferred Stock by (y) $10.00 (subject to adjustments). A stockholder’s ability to convert Series A Convertible Preferred Stock into shares of ECD Common Stock is subject to a 4.99% blocker, such that a stockholder cannot convert Series A Convertible Preferred Stock into shares of Common Stock to the extent it will make the stockholder a beneficial owner of more than 4.99% of the Common Stock.

The stockholders of Series A Convertible Preferred Stock have redemption rights upon the occurrence of a Triggering Event (as defined in the Certificate of Designation). After the completion of the Business Combination, ECD will have the right to redeem all or any part of Series A Convertible Preferred Stock then outstanding.

Voting and Other Preferred Rights

Holders of Series A Convertible Preferred Stock shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designations.

ECD’s Series B-1 Convertible Preferred Stock

In connection with the Exchange Agreement, ECD filed the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.7, designating a number of shares of “Series B-1 Convertible Preferred Stock” of ECD. The authorized number of Series B-1 Convertible Preferred Stock is Four Thousand (4,000) shares. Such shares of Series B-1 Convertible Preferred Stock shall have all of the rights, preferences and privileges set forth in the Certificate of Designations as more fully described below.

Rank

The Series B-1 Convertible Preferred Stock ranks senior to all shares of ECD Common Stock, and to all other classes or series of capital stock of ECD (such junior stock is referred to herein collectively as “Junior Stock”) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of ECD.

Dividend Rights

From and after the first date of issuance of any initial shares of Series B Convertible Preferred Stock (the “Initial Issuance Date”), unless a triggering event has occurred and is continuing, holders of Series B-1 Convertible Preferred Stock shall not be entitled to dividends. From and after the Initial Preferred Warrant Exercise Date, dividends on the Series B-1 Convertible Preferred Stock shall commence accruing and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for on the first trading day of each fiscal quarter (each, an “Dividend Date”). Dividends shall be payable on each Dividend Date, to each record holder of Series B-1 Convertible Preferred Stock on the applicable Dividend Date, in shares of ECD Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure; provided however, that ECD may, at its option following notice to each holder, pay dividend on any Dividend Date in cash (“Cash Dividend”) or in a combination of Cash Dividend and Dividend Shares.

Liquidation Preference

In the event of a liquidation, dissolution or winding-up of ECD, whether voluntary or involuntary, the stockholders of Series B-1 Convertible Preferred Stock shall be entitled to receive in cash out of the assets of ECD, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity stock then outstanding, an amount per share of Series B-1 Convertible Preferred Stock equal to the sum of (i) the Black Scholes Value (as defined in the Common Warrants) with respect to the outstanding portion of all Common Warrants held by such holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount (as defined below) of such Series B-1 Convertible Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series B-1 Convertible Preferred Stock into ECD Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the holders and holders of shares of parity stock, then each holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series B-1 Convertible Preferred Stock and all holders of shares of parity stock.

Conversion and Redemption Rights

At any time after the Business Combination, each stockholder shall be entitled to convert any portion of the outstanding Series B-1 Convertible Preferred Stock held by such stockholder into validly issued, fully paid and non-assessable shares of ECD Common Stock. The number of shares of ECD Common Stock issuable upon conversion of any Series B-1 Convertible Preferred Stock shall be determined by dividing (i) the Conversion Amount (as defined in the Certificate of Designation) of such Series B-1 Convertible Preferred Stock by (y) $10.00 (subject to adjustments). A stockholder’s ability to convert Series B-1 Convertible Preferred Stock into shares of ECD Common Stock is subject to a 9.99% blocker, such that a stockholder cannot convert Series B-1 Convertible Preferred Stock into shares of Common Stock to the extent it will make the stockholder a beneficial owner of more than 9.99% of the Common Stock.

The stockholders of Series B-1 Convertible Preferred Stock have redemption rights upon the occurrence of a Triggering Event (as defined in the Certificate of Designation). After the completion of the Business Combination, ECD will have the right to redeem all or any part of Series B-1 Convertible Preferred Stock then outstanding.

Voting and Other Preferred Rights

Holders of Series B-1 Convertible Preferred Stock shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designations.

ECD’s Series C Convertible Preferred Stock

In connection with the Exchange Agreement, ECD filed the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.8, designating a number of shares of “Series C Convertible Preferred Stock” of ECD. The authorized number of Series C Convertible Preferred Stock is Two Hundred Thousand (200,000) shares. Such shares of Series C Convertible Preferred Stock shall have all of the rights, preferences and privileges set forth in the Certificate of Designations as more fully described below.

Rank

The Series C Convertible Preferred Stock ranks senior to all shares of ECD Common Stock, and to all other classes or series of capital stock of ECD (such junior stock is referred to herein collectively as “Junior Stock”) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of ECD.

Dividend Rights

From and after the first date of issuance of any initial shares of Series C Convertible Preferred Stock (the “Initial Issuance Date”), unless a triggering event has occurred and is continuing, holders of Series C Convertible Preferred Stock shall not be entitled to dividends. From and after the Initial Preferred Warrant Exercise Date, dividends on the Series C Convertible Preferred Stock shall commence accruing and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for on the first trading day of each fiscal quarter (each, an “Dividend Date”). Dividends shall be payable on each Dividend Date, to each record holder of Series C Convertible Preferred Stock on the applicable Dividend Date, in shares of ECD Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure; provided however, that ECD may, at its option following notice to each holder, pay dividend on any Dividend Date in cash (“Cash Dividend”) or in a combination of Cash Dividend and Dividend Shares.

Liquidation Preference

In the event of a liquidation, dissolution or winding-up of ECD, whether voluntary or involuntary, the stockholders of Series C Convertible Preferred Stock shall be entitled to receive in cash out of the assets of ECD, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity stock then outstanding, an amount per share of Series C Convertible Preferred Stock equal to the sum of (i) the Black Scholes Value (as defined in the Common Warrants) with respect to the outstanding portion of all Common Warrants held by such holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount (as defined below) of such Series C Convertible Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series C Convertible Preferred Stock into ECD Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the holders and holders of shares of parity stock, then each holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series C Convertible Preferred Stock and all holders of shares of parity stock.

Conversion and Redemption Rights

At any time after the Business Combination, each stockholder shall be entitled to convert any portion of the outstanding Series C Convertible Preferred Stock held by such stockholder into validly issued, fully paid and non-assessable shares of ECD Common Stock. The number of shares of ECD Common Stock issuable upon conversion of any Series C Convertible Preferred Stock shall be determined by dividing (i) the Conversion Amount (as defined in the Certificate of Designation) of such Series C Convertible Preferred Stock by (y) $10.00 (subject to adjustments). A stockholder’s ability to convert Series C Convertible Preferred Stock into shares of ECD Common Stock is subject to a 9.99% blocker, such that a stockholder cannot convert Series C Convertible Preferred Stock into shares of Common Stock to the extent it will make the stockholder a beneficial owner of more than 9.99% of the Common Stock.

The stockholders of Series C Convertible Preferred Stock have redemption rights upon the occurrence of a Triggering Event (as defined in the Certificate of Designation). After the completion of the Business Combination, ECD will have the right to redeem all or any part of Series C Convertible Preferred Stock then outstanding.

Voting and Other Preferred Rights

Holders of Series C Convertible Preferred Stock shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designations.

Common Shares Warrant

At closing of the Business Combination, ECD issued to the Investor a warrant to purchase 1,091,525 shares of ECD Common Stock (“Common Shares Warrant”) at an exercise price of $11.50 per share, which became immediately exercisable upon the closing of the Business Combination. The Common Shares Warrant is attached hereto as Exhibit 4.1.

Preferred Shares Warrant

At closing of the Business Combination, ECD issued to the Investor a warrant to purchase 15,819 shares of ECD Series A Convertible Preferred Stock (“Preferred Shares Warrant”) at an exercise price of $900 per share, which will become exercisable at any time on or after the later of (i) the issuance date of the Preferred Shares Warrant and (y) the date all of the initial Series A Convertible Preferred Stock issued to the Investor have been converted in full. The Preferred Shares Warrant is attached hereto as Exhibit 4.2.

Transfer Agent

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company.